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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12
HAGGAR CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Following is the text of a press release issued by Haggar Corp. (the "Company") on January 29, 2003:

NEWS RELEASE	[Haggar Logo]	6113 Lemmon, Dallas, Texas 75209 Tel 214.956.4511 • Fax 214.956.4446
		Contact:	David Tehle Executive Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE

HAGGAR CORP. ANNOUNCES DATE OF
2003 ANNUAL MEETING OF STOCKHOLDERS

        DALLAS, January 29, 2003—Haggar Corp. (Nasdaq: HGGR) today announced that its 2003 Annual Meeting of Stockholders will be held on Wednesday, April 2, 2003, at 9:00 a.m. (local time), at the Haggar Corp. Conference Center, 6113 Lemmon Avenue, Dallas, Texas 75209. Stockholders of record at the close of business on Friday, February 7, 2003 are entitled to receive notice of and vote at the 2003 Annual Meeting of Stockholders.

        Because the 2003 Annual Meeting date is more than 30 days after the anniversary of the Company's 2002 Annual Meeting of Stockholders, which is February 6, 2003, the deadline for submitting stockholder proposals to be considered for inclusion in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 has been extended to February 7, 2003. Any such proposals must be submitted in writing and received at the Company's offices at 6113 Lemmon Avenue, Dallas, Texas, attention: Secretary, by no later than 5:00 p.m., Eastern time, on February 7, 2003, and must meet the other requirements set forth in the Company's bylaws and the rules of the Securities and Exchange Commission relating to stockholder proposals pursuant to Rule 14a-8.

        Haggar Clothing Co., a wholly owned subsidiary of Haggar Corp., is a leading marketer of men's casual and dress apparel and women's sportswear with global headquarters in Dallas, Texas. Haggar markets in the United States, United Kingdom, Canada, Mexico, South Africa, and Indonesia. The Company also holds exclusive licenses in the United States to use the Claiborne® trademark and in the United States and Canada to use the DKNY® trademark to manufacture, market, and sell men's shorts and pants in men's classification pant departments. For more information visit the Haggar website at www.haggarcorp.com.

Important Additional Information Will Be Filed with the SEC

        The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the Company's 2003 Annual Meeting of Stockholders. The definitive proxy statement will contain important information about the Company and the matters to be voted on at the Annual Meeting. Investors and security holders are urged to read the definitive proxy statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement from the Company by contacting Mr. David Tehle, the Company's Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

        The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the Annual Meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and these executive officers may be obtained by reading the Company's preliminary proxy statement filed with the SEC in connection with the Company's 2003 Annual Meeting of Stockholders, its Annual Report on Form 10-K, as amended, for the year ended September 30, 2002 and its definitive proxy statement dated January 7, 2002 in connection with the Company's 2002 Annual Meeting of Stockholders. Additional information regarding the participants in the solicitation may be obtained by reading the definitive proxy statement in connection with the Company's 2003 Annual Meeting of Stockholders when it becomes available.

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HAGGAR CORP. ANNOUNCES DATE OF 2003 ANNUAL MEETING OF STOCKHOLDERS